Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(613,840)
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,515,000
Dividend Income	160,648
Interest Income	128,870
ETF Transaction Fees	2,100
Total Income (Loss)	$3,192,778

Expenses
General Partner Management Fees	$53,025
Professional Fees	25,796
Brokerage Commissions	6,612
Directors' Fees and insurance	1,176
Total Expenses	$86,609
Net Income (Loss)	$3,106,169

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/25	$74,969,392
Additions (300,000 Shares)	8,068,938
Withdrawals ((150,000) Shares)	(4,085,120)
Net Income (Loss)	3,106,169

Net Asset Value End of Month	$82,059,379
Net Asset Value Per Share (3,050,000 Shares)	$26.90

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596